Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES FULL REPAYMENT OF OUTSTANDING TERM DEBT

WOODCLIFF LAKE, NJ – August 21, 2023 – Hudson Technologies, Inc. (NASDAQ: HDSN) a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning, and Refrigeration industry–and one of the nation’s largest refrigerant reclaimers–today announced that the Company has repaid in full the remaining principal balance outstanding under its Credit Agreement with TCW Asset Management Company, LLC (“TCW”). In addition, on July 31, 2023 Hudson repaid in full its $15 million first-in-last-out (“FILO”) term loan. Over the last 15 months, the Company has paid down $100 million of term loan and FILO debt combined, resulting in over $10 million of annual savings on interest expense, inclusive of any prepayment fees.

Hudson’s current Asset Based Lending (“ABL”) facility with Wells Fargo Bank otherwise remains in place and will continue to be utilized primarily for working capital needs, including ensuring the maintenance of adequate inventory balances.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies commented, “Our strong operating performance has enabled us to aggressively pay down our debt during the last several quarters, culminating with the full repayment of our term loans, well ahead of the March 2, 2027 maturity date. This repayment will enable us to further reduce interest expense and enhance our leverage ratio. We were very pleased to have a strong partnership with TCW and Wells Fargo as we refinanced our then existing indebtedness during 2022 and look forward to continuing our lending relationship with Wells Fargo. With our proprietary reclamation technology, service and conversion offerings and solid base of customers committed to the adoption of cleaner cooling alternatives, we believe we are well positioned to grow our leadership role in the transitioning refrigerant industry and to capitalize on the tremendous opportunities represented by the ongoing refrigerant phaseouts. We appreciate the support of our lending partners and remain focused on continuing to drive long-term growth and cash flow.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™. The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, the impact of the current COVID-19 pandemic, and other risks detailed in the Company's 10-K for the year ended December 31, 2022 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & CEO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com